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                                                                    EXHIBIT 23.2

The Board of Directors
Group Maintenance America Corp.:

     We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in this prospectus.

/s/ KPMG LLP
KPMG LLP
Houston, Texas
December 27, 1999